(n)(1)

AMENDED SCHEDULE A

to the

FOURTEENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA FUNDS TRUST

Classes of Shares
Funds	A	C	I	O	P	P3	R	R6	T	W
Voya Floating Rate Fund	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö	Ö
Voya GNMA Income Fund	Ö	Ö	Ö	N/A	N/A	N/A	Ö	Ö	Ö	Ö
Voya High Yield Bond Fund	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö	Ö
Voya Intermediate Bond Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö
Voya Short Term Bond Fund	Ö	Ö	Ö	N/A	N/A	Ö	Ö	Ö	Ö	Ö
Voya Strategic Income Opportunities Fund	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö	Ö

Schedule A Last Amended:  January 25, 2019 to add Class P shares for Voya Strategic Income Opportunities Fund.

AMENDED SCHEDULE B

to the

FOURTEENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA FUNDS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

	Classes of Shares
Funds	A	C	I	O	P	P3	R	R6	T	W
Voya Floating Rate Fund	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	0.25	N/A
Voya GNMA Income Fund	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	0.25	N/A
Voya High Yield Bond Fund	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	0.25	N/A
Voya Intermediate Bond Fund	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya Short Term Bond Fund	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	0.25	N/A
Voya Strategic Income Opportunities Fund	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	0.25	N/A

Schedule B Last Amended:  January 25, 2019 to add Class P shares for Voya Strategic Income Opportunities Fund.